Exhibit 11

Computation of Earnings Per Common Share
Primary and Fully Diluted

                                                                    Three Months Ended            Six Months Ended
                                                                         January 31                    January 31
                                                                 -------------------------    --------------------------
                                                                   1996          1995            1996          1995
                                                                 ----------    ----------      ----------    ----------
Net income for computing primary and fully diluted
earnings per common share                                        $ 1,856,000   $ 1,256,000     $ 3,778,000   $ 2,487,000

Primary shares
Weighted average number of common shares outstanding               7,858,527     6,205,245       7,834,318     6,173,976
Additions from assumed exercise of stock options and warrants        386,824       399,655         361,014       422,797
                                                                   ----------    ----------      ----------    ----------
Weighted average of common and common equivalent shares            8,245,351     6,604,900       8,195,332     6,596,773
                                                                   ==========    ==========      ==========    ==========
Fully diluted shares
Weighted average number of common shares outstanding               7,858,527     6,205,245       7,834,318     6,173,976
Additions from assumed exercise of stock options and warrants        394,312       399,655         394,312       422,797
                                                                   ----------    ----------      ----------    ----------
Weighted average of common and common equivalent shares            8,252,839     6,604,900       8,228,630     6,596,773
                                                                   ==========    ==========      ==========    ==========
Net income per common share
                Primary                                                $0.23         $0.19           $0.46         $0.38
                                                                   ==========    ==========      ==========    ==========
                Fully diluted                                          $0.23         $0.19           $0.46         $0.38
                                                                   ==========    ==========      ==========    ==========

Primary additions from assumed exercise of stock options and warrants are net of assumed purchase of common shares at the average market price during the period. Fully diluted earnings per share was determined in the same manner except that the greater of period end or period average stock price was used.